Exhibit 21.  Subsidiaries of the Registrant

       The Company has two wholly-owned subsidiaries. All others listed are either direct or indirect subsidiaries of the Bank.


      Subsidiaries of the Company            State of Incorporation
      ---------------------------            ----------------------
Mid America Federal Savings Bank                    Illinois
MAF Developments, Inc.                              Illinois


        Subsidiaries of the Bank
        ------------------------

Mid America Development Services, Inc.              Illinois
Mid America Insurance Agency, Inc.                  Illinois
Mid America Finance Corporation                     Illinois
Mid America Mortgage Securities, Inc.               Illinois
N.W. Acceptance Corporation                         Delaware
N.W. Financial Corporation                          Illinois
Route 22 Development Corporation                    Illinois
Ambria Development Corporation                      Illinois
Randall Road Development Corporation                Illinois
Reigate Woods Development Corporation               Illinois
North-West Insurance Agency of Chicago,Inc. /(1)/   Illinois

/(1)/  Dissolved on July 31, 1996